Exhibit 99.5

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions with respect to the Common Shares effected during the past sixty days prior to the filing of this Amendment No. 3 by any Reporting Person.  All of these transactions were effected in the open market through a broker.

Name	Date of Transaction	Transaction	Amount of Securities	Price
Fund III	10/17/2023	Sell	179,162	$17.00
Fund III	10/17/2023	Sell	838	$18.7312 (1)
Fund III	10/23/2023	Sell	168	$17.8940 (2)
Fund III	01/22/2024	Sell	35,905	$29.0001 (3)
Fund III	01/23/2024	Sell	356,095	$29.5213 (4)
Fund III	01/24/2024	Sell	145,000	$29.2536 (5)

(1)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.51 to $19.145, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(2)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.86 to $17.9145, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(3)
The price reported is a weighted average price. These Common Shares were sold in multiple transactions at prices ranging from $29.00 to $29.05, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(4)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $29.25 to $29.75, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(5)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $29.25 to $29.70, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.